SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549


                          FORM 8-K

                       CURRENT REPORT


             Pursuant to Section 13 or 15(d) of
             the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 15,
1997

          INTERNATIONAL THOROUGHBRED BREEDERS, INC.
   [Exact name of registrant as specified in its charter]


                          Delaware
       [State or other jurisdiction of incorporation]


     0-9624                                   22-2332039
(Commission File Number)                (IRS EmployerIdentifica-
                                             tion Number)

P.O. Box 1232
Cherry Hill, New Jersey                           08034
(Address of principal executive                 (Zip Code)
    office)


Registrant's telephone number, including area code 609-488-3838


          INTERNATIONAL THOROUGHBRED BREEDERS, INC.


Item 1.   Changes in Control of Registrant

          On January 15, 1997, NPD, Inc., a Delaware corporation ("NPD") completed the purchase (the "Acquisition") from Robert E. Brennan of 2,904,016 shares (the "Brennan Shares") of the Common Stock of the Registrant ("ITB"). The Brennan Shares, which constituted all of the shares of ITB capital stock owned by Mr. Brennan, constituted approximately 24.9% of the outstanding ITB Common Stock. NPD is owned by Nunzio P. DeSantis and Anthony Coelho and was formed to effect the Acquisition.

          Simultaneously with the closing of the
Acquisition, three directors of ITB, namely Frank Koenemund, John Mariucci and James J. Murray resigned, and Nunzio P. DeSantis, Anthony Coelho, Michael C. Abraham, Kenneth Scholl and Joseph Zappala were elected to the board, joining Frank
A. Leo, Robert J. Quigley, Charles R. Dees, Jr. and Francis
W. Murray as directors to serve until ITB's next annual meeting of stockholders and until their successors are elected and qualified. (Pursuant to applicable provisions of the Securities Exchange Act of 1934, Mr. Zappala's term of office as a director did not commence until January 25,
1997).

          The purchase price for the Brennan Shares was $4.00 per share or an aggregate $11,616,064, subject to increase based on increases in the market price for ITB Common Stock over the ensuing year. One-half of the purchase price was paid in cash at the closing with the remainder due pursuant to a recourse promissory note. NPD advised that it borrowed one-half of the cash portion of the purchase price from Mr. DeSantis and the balance from Casino-Co Corporation. NPD has granted Robert Green an option to purchase 50% of the Brennan Shares.

          As a condition of the Acquisition, NPD was required to make available to ITB at the closing, a two-year $5,000,000 unsecured revolving line of credit. At the closing, Mr. DeSantis executed a revolving loan agreement with ITB, extending such revolving credit facility to ITB.

          The new directors of ITB are as follows:

          Nunzio P. DeSantis, age 45, is the Chairman of the Board, President and Chief Executive Officer of NPD. Mr. DeSantis also is Chairman of the Board, President and Chief Executive Officer of AutoLend Group, Inc. ("AutoLend"), positions he has held since September 1996, and Chairman of the Board, President and Chief Executive Officer of the Board of Vista Health Care Group, a development stage health care company located in Albuquerque, New Mexico, positions he has held since October 1995. In November 1996, an Involuntary Chapter 11 Petition under the Federal Bankruptcy Laws was filed against AutoLend. Prior to September 1995 and for more than five years, Mr. DeSantis was Chairman of the Board and Chief Executive Officer of Diagnostek, Inc., a New York Stock Exchange pharmacy benefit management company which was sold to Value Health, Inc. in July 1995.

          Anthony Coelho, age 54, is Chairman of the Board and Chief Executive Officer of Coelho Associates, a New York investment brokerage firm, and Chairman of the Board and Chief Executive Officer of ETC, an education, training and communication company which is a subsidiary of Tele-Communications, Inc. From 1989 to 1995, Mr. Coelho served as a Managing Director of the New York investment banking firm Wertheim Schroder & Co., Incorporated, and from 1990 to 1995, he also served as President and Chief Executive Officer of Wertheim Schroder Investment Services, Inc. Mr. Coelho also serves as a director of NPD, AutoLend, Circus Circus Enterprises, Inc., ICF Kaiser International, Inc., Service Corporation International, Tankology Environmental, Inc. and TeleCommunications, Inc. In addition, Mr. Coelho serves on Fleishman-Hillard, Inc.'s Advisory Board. Mr. Coelho is a former U.S. Representative from California and former Majority Whip of the U.S. House of Representatives.

          Michael C. Abraham, age 47, is currently a developer of real estate projects in the southwestern United States, including housing, shopping malls and time share developments. Mr. Abraham was the former developer and owner of Midnight Rodeo California, one of the nation's largest nightclub and entertainment centers. He has also developed and owns oil and gas leases throughout Texas and Colorado. From 1975 to 1985, Mr. Abraham served as Chief Executive Officer of Yellow Checker Cab Co. of New Mexico. In 1978, Mr. Abraham founded and is the President of Enchanted Farm, New Mexico's largest privately-owned quarter horse breeding facility. Mr. Abraham is a former director of the New Mexico Horse Breeders Association.

          Kenneth Scholl, age 59, has 45 years experience in the hotel and gaming industry. Since 1993, Mr. Scholl has been a hotel, restaurant and gaming consultant with Stanford Company in Las Vegas, Nevada, and from November 1992 until February 1993, he was an independent contractor with Minami Development, Inc. in connection with the closing of the Dunes Hotel Casino in Las Vegas, Nevada. From July 1990 until June 1992, Mr. Scholl was the President and a management consultant for the Peabody Hotel Group, Memphis, Tennessee, and from 1985 until 1990, he was the President and a partner in the Aristocrat Hotels, Inc. and Aristocrat Hotels of Nevada, Inc. which operated the Sands Hotel in Las Vegas, Nevada. Mr. Scholl held a Nevada State Gaming License and is a licensed Nevada real estate broker.


          Joseph Zappala, age 62, has been the Chairman and President of Joseph Zappala Investments, an investment and land development company located in Boca Raton, Florida, for approximately 30 years and is a part owner and director of Associated Industrial Supply Company headquartered in Columbia, South Carolina. From February 1989 until February 1992, Mr. Zappala served as U.S. Ambassador to Spain. Prior to his appointment, Mr. Zappala was an operator and investor in a variety of activities throughout the United States, including President and part owner of Tucson Greyhound Racing Corp. in Tucson, Arizona, founder and Chairman of the Board of First National Bank of Seminole in Pinellas County, Florida and President of STRAIGHT, Inc., a national drug treatment and rehabilitation program for adolescents. Mr. Zappala serves as a director of Miami Subs Corp. Mr. Zappala holds an Arizona Gaming License.

          As a result of their ownership of NPD which acquired the Brennan Shares and their election to ITB's
Board of Directors, Messrs. DeSantis and Coelho may be deemed to have acquired control of ITB.

Item 7.   Financial Statements and Exhibits

          (c) Exhibits

               10.3 Stock Purchase Agreement by and between
Robert E. Brennan and NPD*

               10.4 Revolving Loan Agreement by and between
Nunzio P. DeSantis and ITB*
__________________________________________________________________
*Incorporated by reference from exhibits filed with NPD's Schedule 13D dated January 15, 1997.


                         SIGNATURES

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


               INTERNATIONAL THOROUGHBRED BREEDERS, INC.
                             (Registrant)

Dated:  January 29, 1997


                         By/s/Robert J. Quigley
                           Robert J. Quigley, President